Exhibit 10.1

LIMITED FORBEARANCE AGREEMENT

THIS LIMITED FORBEARANCE AGREEMENT (this “Agreement”) is made as of November 20, 2008, by and among TVI CORPORATION, a Maryland corporation (“TVI”), CAPA MANUFACTURING CORP., a Maryland corporation (“Capa”), SAFETY TECH INTERNATIONAL, INC., a Maryland corporation (“Safety Tech”), and SIGNATURE SPECIAL EVENT SERVICES, INC., a Maryland corporation (formerly named “TVI Holdings One, Inc.”) (“Signature TVI”), jointly and severally (each of TVI, Capa, Safety Tech, and Signature TVI, a “Borrower”; TVI, Capa, Safety Tech, and Signature TVI, collectively, the “Borrowers”); and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Lender”).

RECITALS

A.            The Borrowers and the Lender entered into an Amended and Restated Financing and Security Agreement dated February 22, 2008 (as amended by First Amendment to Amended and Restated Financing and Security Agreement dated July 3, 2008 and as amended, restated, modified, substituted, extended, and renewed from time to time, the “Financing Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth or provided for in the Financing Agreement.

B.            The Financing Agreement contains agreements between the Borrowers and the Lender with respect to the “Loans” (as defined in the Financing Agreement), including (i) the Revolving Credit Facility in the maximum principal amount of $11,000,000 and (ii) the Term Loan in the amount of $22,500,000.  Loans under the Revolving Credit Facility are evidenced by, and repaid with interest in accordance with, the terms and conditions of that certain Second Amended and Restated Revolving Credit Note dated July 3, 2008 from the Borrowers, as makers, payable to the order of the Lender in the maximum principal amount of the Revolving Loan (the “Revolving Credit Note”).  The Term Loan is evidenced by, and repaid with interest in accordance with, the terms and conditions of that certain Amended and Restated Term Note dated February 22, 2008 from the Borrowers, as makers, payable to the order of the Lender in the original principal amount of the Term Loan (the “Term Note”).  The Revolving Credit Note, the Term Note and any other instrument that now or hereafter evidences the Borrowers’ obligation to repay any part of the Obligations (all as amended, restated, modified, substituted, extended and renewed from time to time) are sometimes referred to in this Agreement as the “Notes.”

C.            The “Obligations” (as defined in the Financing Agreement), including, without limitation, the Loans, are secured by, among other things (i) the “Collateral” (as defined in the Financing Agreement, and (ii) the Collateral Assignment of Patents as Security (TVI Corporation), the Collateral Assignment of Patents as Security (CAPA Manufacturing Corp.), the Collateral Assignment of Trademarks as Security (TVI Corporation),  the Collateral Assignment of Trademarks as Security (TVI Holdings One, Inc.), and the Pledge, Assignment and Security Agreement, each dated as of the Original Closing Date (as that term is defined in the Financing Agreement).

D.            Events of Default (as that term is defined in the Financing Agreement) exist under the Financing Agreement due to the Borrowers’ failure to pay when due the October, 2008 principal and interest payments due on the Term Note, the failure of the Borrowers to pay continuing Borrowing Base Deficiencies (as that term is defined in the Financing Agreement), and events occurring before the date of this Agreement which events are known to the Lender and which alone or in the aggregate have had a Material Adverse Effect on any of the Borrowers or the Collateral (such Events of Default collectively, the “Existing Events of Default”).

E.             The Lender has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing its remedies with respect to the Existing Events of Default during the Forbearance Period (defined below), provided that, among other things, the Borrowers execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrowers, jointly and severally, hereby agree as follows:

AGREEMENTS

1.     Forbearance.  Subject to the terms, conditions and understandings contained in this Agreement, and for so long as there does not exist a “Forbearance Default” under the terms of this Agreement (as hereinafter defined), the Lender hereby agrees to refrain and forbear temporarily from exercising and enforcing any of its remedies (including, without limitation,  rights of setoff such as those described in Section 2.6.4 (Liens; Setoff) of the Financing Agreement) under the Financing Agreement, under the Notes, under any of the other Financing Documents, or under applicable Laws with respect to the Existing Events of Default at any time during the period commencing on the date of this Agreement and ending on, and including the week ending January 30, 2009 (the “Forbearance Period”); provided however, that the Forbearance Period shall be automatically extended through and including April 30, 2009 in the event that the conditions set forth in Section 4 below have been fully satisfied.  The Lender shall have no obligation to refrain and forbear from exercising or enforcing any of its rights or remedies during the Forbearance Period or at any time thereafter upon the occurrence and during the continuance of a Forbearance Default.  The Borrowers acknowledge and agree that this Agreement applies to and governs only the Obligations relating to the Loans, and does not apply to or govern any other obligation, liability, or indebtedness of the Borrowers or any other person to the Lender.

2.     Financing Agreements.  The Lender and the Borrowers hereby agree as follows:

(a)   During the Forbearance Period the Borrowers may carry a Borrowing Base Deficiency only if (i) the maximum amount of the Borrowing Base Deficiency at no time exceeds $3,543,000 (the “Borrowing Base Deficiency Cap”) and (ii) the Aggregate Net Negative Variance at no time exceeds $177,150, (the “Negative Variance Cap”) unless the Lender otherwise consents in writing.  As used in this Agreement, the term:

“Aggregate Net Negative Variance” means the sum of each Weekly Borrowing Base Variance.

“Available Line” means the amount set forth in the “TVI CORPORATION - CASH FLOW FORECAST” on the Summary page in the First Budget (defined in Section 3(d) below and expressed for this definition as a positive number) and the Second Budget (defined in Section 3(d) below and expressed for this definition as a positive number), if the same is accepted by the Lender in accordance with Section 3(d) below.   The Available Line is the Borrowers’ projection of the maximum Borrowing Base Deficiency for weekly periods.

“Weekly Borrowing Base Variance” means the amount, determined on the last Business Day of each week, commencing with the week ending November 14, 2008, equal to (x) the Borrowing Base Deficiency minus (y) the Available Line.

By so agreeing to the Borrowing Base Deficiency Cap and the Negative Variance Cap, the Lender is not waiving the Existing Events of Default that exist on account of the Borrowing Base Deficiency.  For the avoidance of doubt, the Borrowers acknowledge that the Borrowing Base Deficiency shall be immediately due and payable upon the expiration of the Forbearance Period, without the need for notice or demand by the Lender.

(b)   The Borrowers may request, and the Lender agrees to make, Advances during the Forbearance Period in accordance with the provisions of the Financing Agreement provided that:

(x) the Lender may not terminate, limit or suspend Advances on account of the existence of an Event of Default other than a Forbearance Default, and

(y)  after giving effect to the Borrowers’ request, the aggregate Revolver Usage would not exceed the lesser of (i) Revolving Credit Committed Amount or (ii) the Borrowing Base plus the Borrowing Base Deficiency Cap, and

(z)  after giving effect to the Borrowers’ request, the aggregate Revolver Usage would not exceed the Borrowing Base plus the Available Line plus the Negative Variance Cap.

(c)   Principal installment payments on the Term Note for the months of October, November, December, 2008 and January, 2009 (and if the Forbearance Period is extended as provided below, for the months of February, March and April, 2009) are hereby deferred until the maturity of the Term Note (by acceleration or otherwise).  For the avoidance of doubt, the Borrowers and the Lender confirm that interest and other payments due under the Term Note have not been deferred and that no Existing Event of Default is waived on account of the deferral.

(d)   Any Term Loan Mandatory Prepayment otherwise coming due during the Forbearance Period (including, without limitation,  any extensions thereof) shall be deferred until and shall be due and payable on the date the Forbearance Period ends.

(e)   During the Forbearance Period, the net proceeds derived by the Borrowers from all sales of assets outside of the ordinary course of business shall be applied to the Obligations in such order as the Lender may determine in the exercise of its sole and absolute discretion from time to time, except to the limited extent the Lender has expressly agreed otherwise including, without limitation, each “Agreement Regarding Asset Sale” (each of which is one of the Financing Documents), related to the sales of goods of Signature TVI, executed and delivered by the Lender prior to the date of this Agreement, provided, however, that to the extent any such Agreement Regarding Asset Sale includes the absence of an Event of Default as a condition to Signature TVI’s use of sales proceeds in paying reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) related to the closure of Signature TVI’s Orlando, Florida facility, such condition shall be limited during the Forbearance Period to Forbearance Defaults .

(f)    Commencing as of the date of this Agreement and continuing throughout the Forbearance Period, interest shall accrue on the unpaid principal balance of (i) the Revolving Loan at the Prime Rate plus 1.50% per annum and (ii) the Term Loan at the Prime Rate plus 2.00% per annum.

(g)   At the time this Agreement is executed and delivered, TVI shall issue to the Lender a warrant to purchase common stock of TVI equal to 4.9% of all equity interests of TVI in substantially the form attached to this Agreement as Exhibit A

3.     Covenants.   The Borrowers hereby covenant and agree with the Lender as follows:

(a)   Within five (5) business days from the date of the execution of this Agreement, the Borrowers shall engage a turnaround consultant (the “Consultant”), whose experience, reputation and otherwise is reasonably acceptable to the Lender, for an engagement period reasonably established for the completion of the scope of the engagement.  The scope of the Consultant’s engagement shall include assisting the Borrowers in the preparation of a cash budget and cash flow projections for the period through and including April 30, 2009, evaluating the Borrowers’ operations and procedures, evaluating the Borrowers’ turnaround strategy, and providing recommendations for improving the same, all pursuant to an engagement agreement reasonably satisfactory to the Lender.

(b)   The Borrowers agree that the Lender may discuss with the Consultant the affairs, finances and accounts of the Borrowers and shall have complete, direct and immediate access to the representatives, employees and agents of the Consultant and its reports, projects, budgets,  work papers, recommendations, assessments and other information and conclusions relating in any way to the Borrowers. Without implying any limitation on the foregoing, the Borrowers acknowlege and agree that, due in part to the limited duration of the Forbearance Period and the Consultant’s engagement, such access to the Consultant is a material inducement to the Lender to enter into this Agreement.  The Consultant’s engagement letter shall contain the Consultant’s agreement to cooperate fullly with the Lender in effecting such access.

(c)   Each of the Borrowers hereby irrevocably (without the Lender’s written consent) authorizes and directs the Consultant and the representatives, employees and agents of the Consultant to exhibit and deliver to the Lender any and all of its reports, projects, budgets,  work papers, recommendations, assessments and other information and conclusions and to discuss candidly the same with the Lender.  The Lender acknowledges that engagement of the Consultant is the sole responsibility of the Borrower and all reports, assessments and related working papers that come into the possession of Lender are the property of the Borrowers, provided that the Borrowers and the Consultants shall nonetheless allow the Lender unrestricted access to the same.

(d)   The Borrowers have provided to the Lender a weekly cash budget, cash flow, and Borrowing Base projections for the week ended November 14, 2008 through and including the week ending January 30, 2009 (the “First Budget”). On or before December 20, 2008, the Borrowers, with the assistance of the Consultant, shall submit a revised weekly cash budget, cash flow, Borrowing Base and the Available Line projections for the Borrowers for the period commencing January 1, 2009 through and including April 30, 2009, (the “Second Budget”) which projections shall contain such detail as is reasonably requested by the Lender, and shall be in form and substance satisfactory to the Lender in the exercise of its reasonable discretion.   The First Budget and the Second Budget for any applicable period being sometimes referred to as the “Budget”.  The First Budget shall be the applicable Budget through and including the week ending January 9, 2009 and the Second Budget shall be the applicable Budget thereafter; provided, however, that if the Second Budget is not acceptable to the Lender in the exercise of its reasonable discretion, the First Budget shall be the applicable Budget until the termination of the Forbearance Period.

(e)   On or before December 31, 2008, the Consultant shall have completed the terms of its engagement and the Borrower shall have provided to the Lender with a copy of the final report from the Consultant, which report shall validate the strategic plan of the Borrower (as the same may be modified in consultation with the Consultant), the First Budget, and the Second Budget (including without limitation, the cash budget, cash flow projections, and the Available Line through and including April 30, 2009) and shall otherwise be acceptable to the Lender in all respects, in the Lender’s reasonable discretion.

(f)    The Borrowers have advised the Lender that the Borrowers intend to engage an investment banker and will consider the recommendations of the Consultant, to advise the Borrowers on the feasibility of and process by which the Company could attract either a financial or strategic investor to restructure the Borrowers’ capital structure and agree that prior to doing so they shall provide the Lender with the proposed engagement letter. The Borrowers agree that they will not enter into such an engagement unless the investment banker and the terms of the engagement (including, without limitation, any and all commissions, fees, and other amounts payable, exclusivity and tail) shall be acceptable to the Lender in the exercise of its reasonable discretion.

(g)   All Revolving Loan credit accommodations provided by the Lender to the Borrowers shall be used by the Borrowers in accordance with the Budget in all material respects.

(h)   The Borrowers agree to continue their weekly meetings with the Lender to discuss, among other things, the Borrowers’ performance in comparison to the Budget.  The Borrowers shall provide weekly (in time for discussion at the weekly meetings, but in no event later than Tuesday of each week),  a cash flow report (the “Variance Report”), which Variance Report shall show actual cash flow results and variances from the Budget commencing with the week ending November 14, 2008 and through the end of the week immediately preceding the week in which the Variance Report is to be furnished. No later than the scheduled weekly meeting time, but in any event Thursday of each week, the Borrowers shall also provide a weekly report of information (including, without limitation, the Aggregate Net Negative Variance and Weekly Borrowing Base Variance) with respect to the current week and projections for the immediately following week.  The Variance Report and the other weekly report shall contain such detail as is reasonably requested by the Lender and shall be in form and substance satisfactory to the Lender.

(i)    The Borrowers shall provide to the Lender an updated Perfection Certificate no later than November 25, 2008.

(j)    The Borrowers shall use continuing, commercially reasonable efforts to obtain a landlord waiver for the Borrowers’ Glenn Dale, Maryland facility, in form and substance satisfactory to the Lender.

(k)   To the extent the scheduled date on which the Borrowers are to provide any Budget or Loan Base Report is a not a Business Day, the date for providing the same shall be extended to the next Business Day.

4.     Extension of Forbearance Period. The Forbearance Period and the Revolving Credit Expiration Date shall be extended through and including April 30, 2009 in the event that each of the following conditions has been fully satisfied in all respects as of the close of business on January 31, 2009:

(a)           The Second Budget submitted under Section 3(d) is in form and substance satisfactory to the Lender in the exercise of its reasonable discretion;

(b)           The Borrower is current on all interest payments and other payment Obligations (after giving effect to the Term Loan principal installment payment and Term Loan Mandatory Prepayment deferrals described in Section 2 and the other provisions of this Agreement) as required by the terms of this Agreement; and

(c)           There exists no Forbearance Default.

5.     Default.  The occurrence of any or more of the following events or occurrences shall constitute a “Forbearance Default” under this Agreement:

(a)   The Borrowing Base Deficiency exceeds the Borrowing Base Deficiency Cap and such excess continues for a period of two (2) consecutive Business Days.

(b)   The Aggregate Net Negative Variance exceeds the Negative Variance Cap without the Lender’s consent in writing.

(c)   The failure of the Borrowers to observe, perform, or comply with any of the terms, conditions or provisions of this Agreement and/or any other document executed and delivered in connection with this Agreement, as and when required, which failure is not cured within any applicable grace or cure period.

(d)   If any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

(e)   The occurrence of an Event of Default other than the Existing Events of Default and other than an Event of Default under Section 6.1.14 (Financial Covenants).

(f)    If any Borrower commences, institutes, joins or otherwise intervenes in any proceeding or action against the Lender or any member of the Lender Group (as that term is defined below) in connection with any of the Obligations, any of the Financing Documents, this Agreement or any of the documents executed and delivered in connection with this Agreement.

6.     Remedies.  Upon the occurrence of any Forbearance Default,  the Lender may, in the exercise of its sole and absolute discretion from time to time and without further notice to or consent of the Borrowers, limit, suspend or terminate Advances, terminate the Forbearance Period and exercise and enforce any and all rights and remedies available to the Lender under this Agreement, under any and all documents executed and delivered in connection with this Agreement, under any and all Financing Documents, and under applicable Laws to the same extent as though this Agreement had never been executed, without regard to any notice or cure period contained in any of the foregoing or otherwise available under applicable Laws.  Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.) of the Financing Agreement, the Forbearance Period shall automatically terminate.  All rights and remedies available to the Lender under this Agreement, under any documents executed and delivered in connection with this Agreement, under any and all of the Financing Documents, and under applicable laws, may be asserted, enforced and exercised concurrently, cumulatively or successively from time to time and at any time until such time as all of the Obligations have been indefeasibly paid in full.

7.     Acknowledgements, Representations and Warranties.  In order to induce the Lender to enter into this Agreement, each of the Borrowers and their for respective successors and assigns, hereby acknowledge, represent, warrant and agree as follows:

(a)   The unpaid principal balance as of the close of business on November 13, 2008 (i) under the Revolving Loan is $8,411,460.46 (subject to adjustments for returned items and otherwise as provided in the Financing Agreement); and (ii) under the Term Loan is $19,052,272.73, provided, however, following the execution and delivery of this Agreement, the Lender shall reverse the October, 2008 payment of the Term Loan in the amount of $340,909.09, the effect of which reversal shall be that the Term Loan principal balance shall be increased and the Revolving Loan balance shall be decreased by that amount.  Accrued and unpaid interest, fees and expenses due and owing to the Lender, including, without limitation, unpaid attorneys’ fees and expenses incurred by the Lender in connection with the collection and enforcement of the Obligations are also owing, but are not past due.

(b)   Each Borrower (i) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation stated in the Perfection Certificate and is organized in no other jurisdiction, (ii) has the corporate power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

(c)   Each Borrower has full entity power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary corporate action.  Except for consents or approvals that the Borrowers have obtained, no consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of, or the performance under, this Agreement.

(d)   The Borrowers, independently of the Lender, determined that it was in their best interest to engage the Consultant, based on the Borrowers’ exercise of their business judgment. The Consultant works for the Borrowers alone, and the Borrowers retain complete control of the scope and duration of the Consultant’s engagement, even though the Borrowers’ covenants in this Agreement with respect to such engagement are a material inducement to the Lender to enter into this Agreement.

(e)   The Borrowers are in default under and with respect to the Obligations on account of the Existing Events of Default.  The Borrowers acknowledge and agree that such defaults constitute material defaults under the Financing Documents and that such defaults have not been, are not hereby and shall not be deemed to have been, waived by the Lender, expressly, impliedly, through course of conduct or otherwise.  The agreement of the Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any existing or future default.

(f)    All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete and correct in all respects; and, no such understanding, representation, warranty or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty or recital from being misleading.  The Borrowers acknowledge and agree that the Lender has been induced in part to enter into this Agreement based upon the Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties and recitals contained in this Agreement.  There is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender in writing or in TVI’s filings with the Securities and Exchange Commission on or prior to the date of this Agreement which would or could materially and adversely affect the understandings of the Lender expressed in this Agreement or any representation, warranty or recital contained in this Agreement.

(g)   Each of the Financing Documents continues in full force and effect notwithstanding the execution and delivery of this Agreement.  The Borrowers hereby reissue, ratify and confirm the enforceability and validity of all Financing Documents to which it is a party and agree that this Agreement and each of the Financing Documents constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.  In addition, the Borrowers acknowledge and agree that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants or agreements contained in this Agreement shall, except as expressly provided in this Agreement, in any manner release, impair, lessen, modify, waive or otherwise affect the liability and obligations of the Borrowers under the terms of the Financing Documents.

(h)   The Lender has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Borrowers in connection with this Agreement and in connection with the Loans, the Obligations and the Financing Documents, the Borrowers hereby waiving and releasing any claims to the contrary.  The Borrowers have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender or any past, present or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director or officer of the Lender (collectively, the “Lender Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Financing Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Financing Documents; to the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby forever waived, discharged and released.  The Borrowers hereby acknowledge and agree that the execution of this Agreement by the Lender shall not constitute an acknowledgment of or admission by the Lender or any member of the Lender Group of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.  The Borrowers further acknowledge and agree that, to the extent any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to the Borrowers of the covenants and obligations of the Lender contained in this Agreement and the other documents executed and delivered in connection with this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims.  The Borrowers further acknowledge and agree that Lender is not in any way responsible or liable for the previous, current or future condition or deterioration of the business operations and/or financial condition of the Borrowers and that. to TVI’s knowledge,  the Lender has not breached any agreement or commitment to loan money or otherwise make financial accommodations available to the Borrowers or to fund any operations of the Borrowers at any time.

(i)    EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AFTER AN ADEQUATE OPPORTUNITY AND SUFFICIENT PERIOD OF TIME TO REVIEW, ANALYZE AND DISCUSS (I) ALL TERMS AND CONDITIONS OF THIS AGREEMENT, (II) ANY AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (III) ALL FACTUAL AND LEGAL MATTERS RELEVANT TO THIS AGREEMENT AND/OR ANY AND ALL SUCH OTHER DOCUMENTS, WITH COUNSEL FREELY AND INDEPENDENTLY SELECTED BY THE BORROWERS.  EACH BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS ACTIVELY AND WITH FULL UNDERSTANDING PARTICIPATED IN THE NEGOTIATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT AFTER CONSULTATION AND REVIEW WITH ITS COUNSEL, THAT ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT HAVE BEEN NEGOTIATED AT ARM’S-LENGTH, AND THAT THIS AGREEMENT AND ANY ALL SUCH OTHER DOCUMENTS HAVE BEEN NEGOTIATED, PREPARED AND EXECUTED WITHOUT FRAUD, DURESS, UNDUE INFLUENCE, OR COERCION OF ANY KIND OR NATURE WHATSOEVER HAVING BEEN EXERTED BY OR IMPOSED UPON ANY PARTY TO THIS AGREEMENT UPON ANY OTHER PARTY.  NO PROVISION OF THIS AGREEMENT OR SUCH OTHER DOCUMENTS SHALL BE CONSTRUED AGAINST OR INTERPRETED TO THE DISADVANTAGE OF ANY PARTY TO THIS AGREEMENT BY ANY COURT OR OTHER GOVERNMENTAL OR JUDICIAL AUTHORITY BY REASON OF SUCH PARTY HAVING OR BEING DEEMED TO HAVE STRUCTURED, DICTATED OR DRAFTED SUCH PROVISION.

(j)    Except as otherwise disclosed in TVI’s filings with the Securities and Exchange Commission prior to the date of this Agreement , there are no proceedings or investigations pending or, so far as the Borrowers know, threatened before any court or arbitrator or before or by, any governmental, administrative or judicial authority or agency, or arbitrator, against the Borrowers.

(k)   Neither the execution, delivery and performance of the terms of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement by any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower’s Organizational Documents, (b) any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, or (c) any Laws.

8.     Releases and Waivers.

Each Borrower hereby, knowingly and voluntarily, forever releases, acquits and discharges the Lender and the Lender Group from and of any and all claims that the Lender or any of the Lender Group is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of the Borrowers, and from and of any and all claims that the Lender or any of the Lender Group breached any agreement to loan money or make other financial accommodations available to the Borrowers or to fund any operations of the Borrowers at the time of or at any time prior to the execution and delivery of this Agreement.  Each Borrower further hereby jointly and severally, knowingly and voluntarily forever releases, acquits and discharges the Lender and the Lender Group, from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which such Borrower may have had, now have, or which they can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the Obligations, at the time of or at any time prior to the execution and delivery of this Agreement, any or all of the Financing Documents, and/or any direct or indirect action or omission of the Lender and/or any of the Lender Group.  Each Borrower further agrees that from and after the date hereof, it will not assert to any person or entity that any deterioration of the business operations or financial condition of the Borrowers was caused by any breach or wrongful act of the Lender or any of the Lender Group which occurred or existed at the time of or at any time prior to the execution and delivery of this Agreement.

9.     Expenses.  The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.  All of the foregoing are part of the Enforcement Costs and are payable upon demand.

10.   WAIVER OF JURY TRIAL.      EACH BORROWER AND THE LENDER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, (C) ANY OF THE OBLIGATIONS, AND (D) ANY OF THE FINANCING DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH BORROWER AND THE LENDER, AND EACH BORROWER AND THE LENDER HEREBY REPRESENT AND WARRANT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE

THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

11.   Other Agreements.  The parties to this Agreement further agree:

(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

(b)   In case one or more provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall remain effective and binding and shall not be affected or impaired thereby.

(c)   This Agreement is one of the Financing Documents.  If there is any conflict between the terms of this Agreement, any of the documents executed and delivered in connection with this Agreement, and any of the other Financing Documents, the terms of this Agreement shall prevail.

(d)   This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.  No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

(e)   As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.  Reference in this Agreement and the other Financing Documents to the “Borrower”, the “Borrowers”, “each Borrower” or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

(f)    The Recitals are part of this Agreement.  The headings, titles and captions of this Agreement are for the convenience only and are not part of this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth or provided for in the Financing Agreement.

(g)   Time is of the essence of this Agreement.

(h)   This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender and each of their respective heirs, personal representatives, successors, and assigns. The Borrowers shall not, however, assign any of their respective rights or obligations under this Agreement.

(i)    This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement.  Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, “.pdf,” or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original.  Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signatures begin on the following page.  The rest of this page is intentionally left blank.

BORROWERS’ SIGNATURE PAGE TO

LIMITED FORBEARANCE AGREEMENT

(Page 1 of 2 Signature Pages)

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

ATTEST:	TVI CORPORATION

/s/ Sherri Voelkel	By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes
Secretary		President and Chief Executive Officer

ATTEST:	CAPA MANUFACTURING CORP.

/s/ Sherri Voelkel	By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes,
Secretary		President

ATTEST:	SAFETY TECH INTERNATIONAL, INC.

/s/ Sherri Voelkel	By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes,
Secretary		President

ATTEST:	SIGNATURE SPECIAL EVENT SERVICES, INC

/s/ Sherri Voelkel	By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes,
Secretary		President

LENDER’S SIGNATURE PAGE TO

LIMITED FORBEARANCE AGREEMENT

(Page 2 of 2 Signature Pages)

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:	BRANCH BANKING AND TRUST COMPANY

/s/ Lauren Williams	By:	/s/ Derek T. Whitwer	(Seal)
Lauren Williams		Derek T. Whitwer,
Senior Vice President

EXHIBIT A TO LIMITED FORBEARANCE AGREEMENT

See Form of Warrant Attached